Exhibit 99.1
WM Technology, Inc. Reports First Quarter 2026 Financial Results
Q1 2026 Revenue of $43.6 million and Net Income was $1.7 million
Sustains Consecutive Quarters of Adjusted EBITDA Profitability
IRVINE, Calif.--(BUSINESS WIRE)--May 11, 2026 --WM Technology, Inc. (“WM Technology” or the “Company”) (OTC: MAPS), a leading marketplace and technology solutions provider to the cannabis industry, today announced its financial results for the first quarter ended March 31, 2026.
“We are encouraged by the recent rescheduling of medical cannabis, which represents a meaningful federal step forward for the industry and for the millions of patients who rely on medical cannabis,” said Doug Francis, CEO and Chairman of WM Technology. “While the full impact of this change will take time to unfold, including how it may affect our business and the broader cannabis ecosystem and adult-use markets, we view any federal progress as constructive. We are pairing that long-term optimism with disciplined execution across the business by investing in product enhancements, sharpening our go-to-market efforts, and continuing to build a stronger marketplace for clients and consumers.”
“Our first quarter results reflected steady execution, with revenue coming in ahead of our guidance range,” said Susan Echard, CFO of WM Technology. “We remain focused on disciplined expense and working capital management, aligning our cost structure with the current operating environment, and maintaining the financial flexibility needed to support the business and invest selectively against our long-term priorities.”
First Quarter 2026 Financial Highlights
•Revenues for the first quarter ended March 31, 2026 were $43.6 million as compared to $44.6 million in the prior year period. The decrease was primarily driven by continued softness across core markets, as challenging operating conditions for cannabis operators weighed on advertising spend.
◦Average monthly paying clients(1) of 4,983 decreased from 5,179 in the prior year period, largely due to churn in more established markets, partially offset by new client acquisitions across certain developing markets.
◦Average monthly revenues per paying client(2) increased to $2,914 from $2,871 in the prior year period, primarily reflecting a positive mix impact from churn among clients with below-average spend levels.
•Net income decreased to $1.7 million from $2.5 million in the prior year period.
•Adjusted EBITDA(3) decreased to $5.9 million from $10.1 million in the prior year period.
•Total shares outstanding across Class A and Class V Common Stock were 159.0 million as of March 31, 2026.
•Cash, cash equivalent and marketable securities increased to $57.0 million as of March 31, 2026, as compared to $53.3 million as of March 31, 2025.
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1.Average monthly paying clients are defined as the average of the number of paying clients billed in a month across a particular period (and for which services were provided).
2.Average monthly revenues per paying client is defined as the average monthly revenues for any particular period divided by the average monthly paying clients in the same respective period.
3.For further information about how we calculate EBITDA and Adjusted EBITDA as well as limitations of their use and a reconciliation of EBITDA and Adjusted EBITDA to net income, see “Reconciliation of Net Income to EBITDA and Adjusted EBITDA” below.

Business Outlook
Based on information available as of May 11, 2026, the Company expects second quarter 2026 revenue to decline by low-single digit percentages sequentially from the first quarter.
The guidance provided above is only an estimate of what we believe is realizable as of the date of this release. This guidance assumes that no business acquisitions, investments, restructurings, or legal settlements are concluded in the period. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.” Actual results may vary from the guidance and the variations may be material. We undertake no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.
Investor Conference Call and Webcasts
We will host a conference call and webcast today, Monday, May 11, 2026, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) at https://edge.media-server.com/mmc/p/3i4b62xw. A webcast replay will also be archived at ir.weedmaps.com.
We have used, and intend to continue to use, the investor relations portion of our website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.
About WM Technology
Founded in 2008, WM Technology operates Weedmaps, a leading cannabis marketplace for consumers, as well as a broad set of eCommerce and compliance software solutions for cannabis businesses and brands in U.S. state-legal markets. WM Technology holds a strong belief in the power of cannabis and the importance of enabling safe, legal access to consumers worldwide.
Over the past 18 years, the Weedmaps marketplace has become a premier destination for cannabis consumers to discover and browse cannabis-related products, access daily dispensary deals, order ahead for pick-up and delivery by participating retailers (where applicable) and learn about the plant. The Company also offers eCommerce-enablement tools designed to help cannabis retailers and brands reach consumers, create business efficiency, and manage industry-specific compliance needs.
Headquartered in Irvine, California, the Company is committed to advocating for full U.S. legalization, industry-wide social equity, and continued education about the plant through key partnerships and cannabis subject matter experts. Visit us at www.weedmaps.com.
Forward-Looking Statements
This press release includes “forward-looking statements” regarding the Company’s future business expectations which involve risks and uncertainties. Forward looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial performance for the second quarter of 2026 and the potential impact of federal rescheduling of cannabis. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those related market reactions or impacts resulting from the Company’s delisting of its Class A Common Stock and warrants from the Nasdaq Stock Market LLC and deregistration of its Class A Common Stock and warrants under Section 12(b) of the Securities Exchange Act of 1934, including the impact on the Company’s liquidity and the price of its Class A common stock and warrants; the Company’s ability to maintain its listing on the OTC Markets Group, Inc. (“OTC”); the possibility that trading in the Company’s securities on the OTC markets may be significantly less liquid and/or have greater price volatility; the Company’s financial and business performance, including key business metrics and any underlying assumptions thereunder; market opportunity and the Company’s ability to acquire new clients and retain existing clients; expectations and timing related to commercial product launches; success of the Company’s go-to-market strategy; the Company’s ability to scale its business and expand its offerings; the Company’s competitive advantages and growth strategies; the Company’s future capital requirements and sources and uses of cash; the impact of the material weaknesses in the Company’s internal controls and ability to remediate these material weaknesses in the timing the Company anticipates, or at all; the outcome of any known and unknown litigation and regulatory proceedings; changes in domestic and foreign business, market, financial, political and legal conditions; the effect of macroeconomic conditions, including but not limited to inflation, tariffs, public health crises, uncertain credit and global financial markets, past and potential future disruptions in access to bank deposits or lending commitments due to bank failures, current and potential future geopolitical events and military conflicts, and the occurrence of a catastrophic event, including but not limited to severe weather, war, or terrorist attack; future global, regional or local economic and market conditions affecting the cannabis industry; the development, effects and enforcement of and changes to laws and regulations, including with respect to the cannabis and hemp industries; the Company’s ability to successfully capitalize on new and existing cannabis markets, including its ability to successfully monetize its solutions in those markets; the Company’s ability to manage future growth; the Company’s ability to effectively anticipate and address changes in the end-user market in the cannabis industry; the Company’s ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform; the Company’s ability to maintain and grow its two-sided marketplace, including its ability to acquire and retain paying clients; the Company’s ability to continue to collect on outstanding receivables; the Company’s ability to realize the expected benefits of any strategic acquisitions; the effects of competition on the Company’s future business; the Company’s success in retaining or recruiting, or changes required in, officers, key employees or directors; cyber-attacks and security vulnerabilities; the possibility that the Company may be adversely affected by other economic, business or competitive and those factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026. If any of these risks materialize or these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Use of Non-GAAP Financial Measures
Our financial statements, including net income, are prepared in accordance with principles generally accepted in the United States of America (“GAAP”).
To provide investors with additional information regarding our financial results, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net income before interest, taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude stock-based compensation, change in fair value of warrant liability, legal settlements and other legal costs, loss contingency, one-time asset sales, reduction in force expense, change in the TRA liability and other non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Below we have provided a reconciliation of net income (the most directly comparable GAAP financial measure) to EBITDA; and from EBITDA to Adjusted EBITDA.
We present EBITDA and Adjusted EBITDA because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Each of EBITDA and Adjusted EBITDA has limitations as an analytical tool, and you should not consider any of these non-GAAP financial measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and
•EBITDA and Adjusted EBITDA do not reflect tax payments that may represent a reduction in cash available to us.
Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results.

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except for share data)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$45,519	$62,401
Marketable securities	11,483	—
Accounts receivable, net	16,863	14,619
Prepaid expenses and other current assets	6,672	7,900
Total current assets	80,537	84,920
Property and equipment, net	25,530	24,986
Goodwill	61,274	61,274
Intangible assets, net	1,369	1,510
Right-of-use assets	11,631	12,219
Other assets	6,067	5,758
Total assets	$186,408	$190,667
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$19,847	$23,962
Deferred revenue	5,999	5,499
Operating lease liabilities, current	4,069	3,922
Tax receivable agreement liability, current	—	2,658
Warrant liability, current	98	195
Total current liabilities	30,013	36,236
Operating lease liabilities, non-current	21,562	22,631
Total liabilities	51,575	58,867

Stockholders’ equity
Preferred Stock - $0.0001 par value; 75,000,000 shares authorized; no shares issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Class A Common Stock - $0.0001 par value; 1,500,000,000 shares authorized; 111,187,614 shares issued and outstanding at March 31, 2026 and 109,990,343 shares issued and outstanding at December 31, 2025	11	11
Class V Common Stock - $0.0001 par value; 500,000,000 shares authorized, 47,852,652 shares issued and outstanding at March 31, 2026 and 47,852,652 shares issued and outstanding at December 31, 2025	5	5
Additional paid-in capital	113,413	112,076
Accumulated other comprehensive income	2	—
Accumulated deficit	(53,746)	(54,917)
Total WM Technology, Inc. stockholders’ equity	59,685	57,175
Noncontrolling interests	75,148	74,625
Total stockholders’ equity	134,833	131,800
Total liabilities and stockholders’ equity	$186,408	$190,667

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for share data)

	Three Months Ended March 31,
	2026	2025
Revenues	$43,558	$44,612

Costs and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	2,204	2,241
Sales and marketing	10,302	10,017
Product development	8,733	9,720
General and administrative	19,060	16,666
Depreciation and amortization	3,060	3,321
Total costs and expenses	43,359	41,965
Operating income	199	2,647
Other income (expenses), net
Change in fair value of warrant liability	97	—
Change in tax receivable agreement liability	—	(545)
Other income	1,430	401
Income before income taxes	1,726	2,503
Provision for income taxes	32	9
Net income	1,694	2,494
Net income attributable to noncontrolling interests	523	847
Net income attributable to WM Technology, Inc.	$1,171	$1,647

Class A Common Stock:
Basic income per share	$0.01	$0.02
Diluted income per share	$0.01	$0.02

Class A Common Stock:
Weighted average basic shares outstanding	110,588,979	104,041,260
Weighted average diluted shares outstanding	110,801,379	106,991,698

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net income	$1,694	$2,494
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,060	3,321
Change in fair value of warrant liability	(97)	—
Change in tax receivable agreement liability	—	545
Amortization of right-of-use lease assets	588	643
Gain on sale of domain name	(1,000)	—
Stock-based compensation	1,317	2,194
Loss contingency	(245)	—
Other reconciling items included in net income	7	—
Provision for credit losses	3,939	314
Changes in operating assets and liabilities:
Accounts receivable	(6,184)	(935)
Prepaid expenses and other current assets	1,228	(582)
Other assets	(397)	67
Accounts payable and accrued expenses	(4,777)	(1,133)
Deferred revenue	500	(404)
Operating lease liabilities	(922)	(860)
Net cash provided by (used in) operating activities	(1,289)	5,664

Cash flows used in investing activities
Capitalized software and expenditures	(2,535)	(3,650)
Purchase of marketable securities	(11,488)	—
Proceeds from sale of domain name	1,000	—
Net cash used in investing activities	(13,023)	(3,650)

Cash flows used in financing activities
Distributions	—	(704)
Proceeds from repayment of related party note	89	—
Taxes paid related to net share settlement of equity awards	—	(1)
Tax receivable agreement payment	(2,659)	—
Net cash used in financing activities	(2,570)	(705)

Net increase (decrease) in cash	(16,882)	1,309
Cash and cash equivalents – beginning of period	62,401	51,966
Cash and cash equivalents – end of period	$45,519	$53,275

WM TECHNOLOGY, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2026	2025
	(in thousands)
Net income	$1,694	$2,494
Provision for income taxes	32	9
Depreciation and amortization expenses	3,060	3,321
Interest income	(491)	(409)
EBITDA	4,295	5,415
Stock-based compensation	1,317	2,194
Change in fair value of warrant liability	(97)	—
Sale of domain name	(1,000)	—
Legal settlements and other legal costs(1)	648	1,104
Reduction in force expense(2)	939	879
Loss contingency	(245)	—
Change in tax receivable agreement liability	—	545
Adjusted EBITDA	$5,857	$10,137
1 Represents legal and advisory fees related to ongoing litigation related to shareholder derivative actions. See Note 5, “Commitments and Contingencies” of our condensed consolidated financial statement included in the Form 10-Q for the period ended March 31, 2026 filed with the SEC.
2 Represents severance charges related to certain reduction in force actions taken by our management. These reduction in force actions are designed to enhance operational efficiency and align resources with strategic priorities in our corporate technology and marketing divisions.

Contacts

Investor Relations:

investors@weedmaps.com

Media Contract:

press@weedmaps.com